EXHIBIT 23.1

Lynda R. Keeton, CPA, LLC
375 Stephanie St.
Building 2 Suite 211
Henderson, Nevada 89104
Phone: 702.914.0253
Fax: 702.914.0293
Email: lcardno@keetoncpa.com

CONSENT OF INDEPENDENT ACCOUNTANTS

To Whom It May Concern:

The firm of Lynda R. Keeton CPA, LLC consents to the inclusion of our report of August 14, 2008, in the audited financial statements of Prevention Insurance.com as of April 30, 2008 and included in the Form 10-K for the year ended April 30, 2009 filed with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Lynda R. Keeton CPA, LLC
Lynda R. Keeton CPA, LLC